Exhibit A

JOINT FILING AGREEMENT

Each of the undersigned hereby consents and agrees to the joint filing of this Schedule 13D, including any amendment(s) thereto, relating to the Common Shares of the Issuer.

May 11, 2026
(Date)

FAMATOWN FINANCE LIMITED

By:	/s/ Christakis Theodoulou
Name:	Christakis Theodoulou
Title:	Director

GREENWICH HOLDINGS LIMITED

By:	/s/ Christakis Theodoulou
Name:	Christakis Theodoulou
Title:	Director

C.K. LIMITED

By:	/s/ Christakis Theodoulou
Name:	Christakis Theodoulou
Title:	Director